Exhibit 10(c)


                           TRUST AGREEMENT

                     Dated as of December 12, 1995

                               between

                      PHILLIPS PETROLEUM COMPANY

                                 and

            VANGUARD FIDUCIARY TRUST COMPANY, as Trustee



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                          Table of Contents
                          -----------------

ARTICLE I
Establishment of Trust....................................... 3
    1.1  Trust Fund.......................................... 3
    1.2  Irrevocability...................................... 3
    1.3  Claims of Creditors................................. 3
    1.4  Acceptance by the Trustee........................... 3
    1.5  Substitution of Assets.............................. 4

ARTICLE II
General Powers of Trustee.................................... 4
    2.1  Investment of the Trust............................. 4
    2.2  Additional Powers of Trustee........................ 6
    2.3  Dealings with Trustee............................... 8

ARTICLE III
Information to be Furnished to Trustee....................... 8
    3.1  About the Arrangements.............................. 8
    3.2  About the Employees................................. 8

ARTICLE IV
Voting and Tender of Company Stock Held in Trust............. 8
    4.1  Construction and Definitions........................ 8
    4.2  Voting of Company Stock.............................10
    4.3  Tender of Company Stock.............................13
    4.4  Voting and Tender Responsibilities..................16

ARTICLE V
Distributions from Trust Fund................................17
    5.1  Distributions from the Trust........................17
    5.2  Determination of Taxability (or ERISA Application)..18
    5.3  Withholding Tax.....................................19
    5.4  Legal Action by Trustee.............................19

ARTICLE VI
Settlement of Accounts.......................................19
    6.1  Trustee Records.....................................19
    6.2  Valuation of Trust Fund.............................20
    6.3  Trustee Statements..................................20
    6.4  Audit...............................................21
    6.5  Judicial Settlement.................................21
    6.6  Delivery of Records to Successor....................21

ARTICLE VII
Taxes, Expenses and Compensation of Trustee..................22
    7.1  Taxes...............................................22
    7.2  Expenses and Compensation...........................22


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ARTICLE VIII
For Protection of Trustee....................................23
    8.1  Evidence of Action by the Company...................23
    8.2  Advice of Counsel...................................23
    8.3  Fiduciary Responsibility............................23

ARTICLE IX
Indemnity of Trustee.........................................24
    9.1  Indemnity of Trustee................................24

ARTICLE X
Resignation and Removal of Trustee...........................25
   10.1  Resignation of Trustee..............................25
   10.2  Removal of Trustee..................................26
   10.3  Successor Trustee...................................26
   10.4  Transfer of Trust Fund to Successor.................26

ARTICLE XI
Duration and Termination of Trust and Amendment..............26
   11.1  Duration and Termination............................26
   11.2  Distribution Upon Termination.......................26
   11.3  Amendment...........................................27

ARTICLE XII
Claims of Creditors..........................................27
   12.1  Insolvency..........................................27
   12.2  Trustee's Responsibilities if Company May Be
         Insolvent...........................................27

ARTICLE XIII
Miscellaneous................................................28
   13.1  Governing Law.......................................28
   13.2  Titles and Headings Not to Control..................28
   13.3  Successors and Assigns..............................29
   13.4  Notices.............................................29
   13.5  Enforcement of Trust Agreement......................29
   13.6  Limitation on Rights of Participants, Beneficiaries
         and Other Affiliates................................30


SCHEDULE I
ARRANGEMENTS SCHEDULE........................................31

SCHEDULE II
COMPANY STOCK ARRANGEMENTS SCHEDULE..........................33

SCHEDULE III
MINIMUM DISTRIBUTION SCHEDULE................................34

SCHEDULE IV
TRUSTEE'S COMPENSATION SCHEDULE..............................35

SCHEDULE V
PERSONS AUTHORIZED TO ACT FOR THE COMPANY....................36


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                         TRUST AGREEMENT
                         ---------------

     THIS TRUST AGREEMENT made and entered into as of this 12th day of December, 1995, by and between PHILLIPS PETROLEUM COMPANY, a Delaware corporation with its executive offices at Phillips Building Bartlesville, Oklahoma (the "Company"), and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under the Pennsylvania Banking Code and authorized to conduct a trust business under the laws of the Commonwealth of Pennsylvania, with its principal trust office at Valley Forge, Pennsylvania, (the "Trustee").
     WITNESSETH THAT:
     WHEREAS, the Company and its subsidiaries have established various compensation and benefit arrangements for the benefit of some or all of the employees of the Company or certain of its subsidiaries (including without limitation, the payment of employee salaries and wages) (hereinafter referred to individually as an "Arrangement" and collectively as the "Arrangements"); and
     WHEREAS, the Company has and will have certain legal obligations (the "Company Obligations") under these Arrangements (including without limitation the contractual obligation to pay the legal obligations of certain subsidiaries); and
     WHEREAS, the Arrangements provide for the distribution of certain payments and/or benefits to individuals who are employees of the Company or subsidiaries of the Company and who are eligible to participate in one or more of the Domestic Arrangements (identified in Schedule I) and employees participating in any of the International Company Stock Arrangements (identified in Part B of Schedule II) (collectively "Employees"); and
     WHEREAS, the Arrangements provide for the payment of certain payments and/or benefits to, inter alia, individuals who are Employees of the Company or subsidiaries of the Company and who participate in one or more Arrangements that involve the acquisition or crediting to participant accounts of common stock of the Company, $1.25 par value ("Company Stock"); and


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     WHEREAS, the Company wishes to establish a trust pursuant to this
Trust Agreement to assist it in meeting the Company Obligations (the "Trust") and intends to make contributions and/or loans to such Trust at such time or times and in such amount or amounts as it may determine; and
     WHEREAS, the Company intends that such contributions shall be held by the Trustee and used for the purpose of acquiring Company Stock and making payments with respect to loans used to acquire Company Stock and distributing such Company Stock or the proceeds thereof to satisfy Company Obligations under the Arrangements, all in accordance with the provisions of this Trust Agreement; and
     WHEREAS, the Company intends that such loans made to the Trustee by the Company shall be used for the exclusive purpose of acquiring Company Stock in accordance with the provisions of this Trust Agreement; and
     WHEREAS, the Trust is intended to be a grantor trust within the meaning of Sections 671 through 679 of the Internal Revenue Code of 1986 (the "Code"), as amended, with the corpus and income of the Trust used for the exclusive purpose of discharging Company Obligations and treated as assets and income of the Company for federal income tax purposes pursuant to such Code Sections; and
     WHEREAS, the Company intends that the assets of the Trust will be subject to the claims of creditors of the Company as provided in Article XII; and
     WHEREAS, the Company intends that the existence of the Trust shall constitute an unfunded arrangement and shall not affect the status of any Arrangement which is intended by the Company to be an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated Employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and will not be construed to provide taxable income to any person under an Arrangement prior to actual payment thereunder; and


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     WHEREAS, the Company intends that the assets of the Trust shall not be or become plan assets of any employee benefit plan within the meaning of Title I of ERISA.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:


                            ARTICLE I
                      Establishment of Trust
                      ----------------------
     1.1 Trust Fund. The Company hereby acknowledges that it has established the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee in accordance with the terms of the
Trust.   All such money and other property, all investments and
reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the "Trust Fund". The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement. The Trust Fund shall at all times be subject to the claims of general creditors of the Company as provided in Article XII.

     1.2 Irrevocability. The Trust shall be irrevocable, and except as provided in Section 5.2 and Articles XI and XII, the assets of the Trust shall be held for the exclusive purpose of meeting Company Obligations and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement.

     1.3 Claims of Creditors. Notwithstanding anything in this Trust Agreement to the contrary, the Trust Fund shall at all times be subject to the claims in bankruptcy of general creditors of the Company as provided in Article XII hereof. No person entitled to the benefit of any Arrangement shall have any claim against the Trust Fund other than as a general unsecured creditor of the Company.

     1.4 Acceptance by the Trustee. The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it


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agrees to discharge and to perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

     1.5 Substitution of Assets. Notwithstanding any other provision of this Trust Agreement, when required to accomplish the purpose of any Arrangement, the Company may, at any time, by notice to the Trustee, substitute for part or all of the assets constituting the Trust Fund other assets acceptable to the Trustee of equal fair market value at the time of such substitution. The fair market value of any shares of Company Stock being substituted shall be the mean between the high and low prices of such Company Stock on the day as of which the distribution is to be effected, as reported in the New York Stock Exchange Composite tape published in the Wall Street Journal. The Trustee shall distribute to the Company the assets to be substituted as soon as practicable after receipt of a notice of substitution but in no case later than 7 days thereafter; provided, however, that in the event the Company elects to substitute Company Stock held in the Trust within 90 days prior to the record date of a meeting of the shareholders of the Company or on or after the commencement of a tender offer with respect to the Company Stock, the Trustee shall continue to hold the Company Stock to be substituted and shall make voting decisions at such meeting and shall make tender decisions with respect to such Company Stock, both pursuant to Article IV hereof. As soon as practicable after the conclusion of such meeting or the expiration of such tender offer, as the case may be, the Trustee shall distribute such shares of Company Stock from the Trust to the Company.


                            ARTICLE II
                    General Powers of Trustee
                    -------------------------
     2.1  Investment of the Trust. Except as otherwise provided in this
Section 2.1 or except as otherwise expressly provided in this Trust Agreement, all assets received by the Trustee shall be invested as soon as practicable in, and remain invested in, Company


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Stock.  Subject to the provisions of Section 2.2(j), all Company Stock held in the Trust shall be registered in the name of the Trustee. All shares of Company Stock purchased by the Trustee shall be purchased for cash or for a combination of cash in an amount equal to or greater than the par value of such shares and a note or notes for the balance of the purchase price, and all Company Stock held by the Trustee shall be fully paid and non-assessable.
          (a) The Trust shall not invest any cash contributed to the Trust (other than cash contributed to repay loans of the Trust) in any investment other than Company Stock.
          (b) From time to time, the Trustee shall have the ability to borrow funds for the purpose of acquiring shares of Company Stock and/or to issue one or more notes to the Company in exchange for newly issued shares of Company Stock. The Trustee shall have the ability to pledge any shares so acquired as collateral. The terms and conditions of any borrowing shall be fair and reasonable. It is contemplated that any such obligation shall be repaid using cash contributions and earnings attributable to Company Stock held by the Trust Fund.
          (c) The Company may contribute treasury shares of Company Stock to the Trust Fund.
          (d) Notwithstanding anything herein to the contrary, unless the Company otherwise directs, cash (other than cash received as contributions) or Other Assets received by the Trustee shall be retained and invested in Other Assets; provided, however, that the Trust shall make no new investment in an Other Asset other than debt securities of less than twelve months duration or money market accounts; provided further that, after payment of the costs of the Trust, including, without limitation Trustee fees and expenses and, if applicable, debt repayment described in Article V, through the end of the calendar year during which such cash or Other Assets are received by the Trustee, any such cash or Other Assets remaining shall be distributed by the Trustee to the Administrators at the end of such calendar year to fund such Arrangements as determined by the Financial



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Administrator taking into account the best interests of a broad cross-
section of employees. The term "Other Assets" refers to a non-cash asset other than Company Stock.

     2.2  Additional Powers of Trustee. Subject to the provisions of
Section 2.1, the Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust
Fund:
          (a) To purchase securities or any other kind of property and to retain such securities or other property, regardless of diversification and without being limited to investments authorized by law for the investment of trust funds.
          (b) Subject to Article IV hereof, to sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof, provided that, with respect to any sale of shares of Company Stock (other than pursuant to Article IV hereof, and excluding any distribution of Company Stock made pursuant to this Trust Agreement), such shares shall first be offered for sale to the Company before being sold to one or more third parties.
          (c) Subject to Article IV hereof, to participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto.
          (d) To deposit cash or any Trust assets other than Company Stock with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.
          (e) To exercise any conversion privilege or subscription right available in connection with any such property, and to do any act with reference thereto, including the



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exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.
          (f) Subject to Section 9.1 hereof, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages, due or owing to or from the Trust.
          (g) Subject to Article IV hereof, to exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.
          (h) To hold cash awaiting investment uninvested, and to maintain such additional cash balances as it shall deem reasonable or necessary to meet anticipated cash distributions from or administrative costs of the Trust.
          (i) To invest cash or Trust assets other than Company Stock at any such bank and trust company or national banking association as may be approved from time to time by the Company in any type of interest-bearing investment, including, without limitation, deposit accounts, certificates of deposit and repurchase agreements.
          (j) To register or hold any securities or other property held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.
          (k) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing that are necessary or proper for the accomplishment of any of the



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foregoing powers.
          (l) To undertake a borrowing or borrowings sufficient to enable the Trust to acquire Company Stock from the Company.

     2.3 Dealings with Trustee. Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.


                           ARTICLE III
              Information to be Furnished to Trustee
              --------------------------------------
     3.1 About the Arrangements. The Arrangements as of the effective date of the Trust Agreement are set forth in Schedule I to this Trust Agreement (the "Arrangements Schedule"). Schedule I may be amended by the Company from time to time without the consent of the Trustee. Upon the Trustee's request, the Company shall provide the Trustee with such information about any Arrangement with respect to which the Company gives any direction to make any distribution from the Trust Fund otherwise than to the Company or to a person administering the Arrangement on the Company's behalf as will enable the Trustee to carry out the direction.

     3.2 About the Employees. The Company shall provide the Trustee with all information about Employees necessary to enable the Trustee to discharge its duties hereunder, including particularly the information necessary to enable the Trustee to solicit voting and tender directions pursuant to Article IV hereof.


                            ARTICLE IV
         Voting and Tender of Company Stock Held in Trust
         ------------------------------------------------
     4.1 Construction and Definitions. (a) Notwithstanding anything contained in this Trust Agreement to the contrary, this Article IV shall govern the procedures to be



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followed in connection with the Voting of Company Stock and the disposition of Company Stock pursuant to any tender or exchange Offer therefor. In the event of any conflict or inconsistency between the provisions of this Article IV and any other provisions of this Trust Agreement, the provisions of this Article IV shall control.
     (b)  Definitions.  For purposes of this Article only:
          (1) "Accept" shall mean a direction to the Trustee to take whatever action (including, without limitation, the sale, exchange or transfer of Company Stock) as may be necessary to accept an Offer pursuant to its terms.
          (2) "Appointed Person" shall mean for purposes of Voting (i) each Employee who is listed on the Company's personnel and U.S. dollar domestic payroll records as of a Record Date or Initial Date as a "regular full-time" or "regular part-time employee", and (ii) each trustee of an International Company Stock Arrangement, and for purposes of responding to an Offer shall mean each Employee.
          (3) "Company Stock Arrangements" shall mean the Arrangements identified in Schedule II to this Trust Agreement (the "Company Stock Arrangements Schedule"). Schedule II may be amended from time to time by the Company without the consent of the Trustee; provided, however, that such Schedule may not be amended during the period commencing on a Record Date or Initial Date and ending on the date which is 30 days after respectively, the stockholder meeting following the Record Date or the last date for stockholders to Accept the Offer following the Initial Date.
          (4) "Initial Date" shall mean the date of the commencement of any Offer.
          (5) "International Company Stock Arrangements" shall mean the Arrangements identified in Part B of Schedule II to this Trust Agreement.
          (6) "Offer" shall mean any offer for the tender or exchange of Company Stock which is made to Company stockholders.



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          (7)  "Record Date" shall mean the record date for any annual or special meeting of the stockholders of the Company.
          (8) "Reject" shall mean a direction to the Trustee to take or omit to take whatever action (including, without limitation, the retention of Company Stock) as may be necessary to reject an Offer.
          (9) "Vote" or "Voting" shall mean a direction to the Trustee to vote in favor of, against or to abstain from voting on a particular issue.
          (10) "Determination Date" shall mean the date and time nearest a stockholder meeting date and time, and shall be established by the Trustee, in its absolute and sole discretion, as the deadline for receipt of such directions as to how to Vote, or whether to Accept or Reject an Offer, taking into consideration an adequate period of time for the tabulation of such directions; provided, however, that a Determination Date shall not be established sooner than the Trustee's close of business on the business day immediately preceding a stockholder meeting at which stockholders may cast votes, or the last date by which stockholders must accept an Offer.
          (11) "Directing Fiduciary" shall mean (i) an Appointed Person who is an Employee and, as of a Determination Date, elects to direct the Trustee with regard to his or her pro rata portion of (x) all Company Stock allocated to him hereunder for the purpose of giving the Trustee directions as to how to Vote or whether to Accept or Reject an Offer, and
(y) all Company Stock so allocated to other Appointed Persons for which the Trustee fails to receive written directions as to how to Vote, or whether to Accept or Reject an Offer, by the Determination Date, and for purposes of Voting, (ii) each trustee of an International Company Stock Arrangement.

     4.2 Voting of Company Stock. (a) The Trustee shall Vote the shares of Company Stock held by the Trust at any annual or special meeting of the stockholders of the Company in accordance with Voting directions from employees as hereinafter set



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forth.
     (b) After the determination of a Record Date and within a reasonable time before the date scheduled for a Company stockholder meeting, the Company shall provide to the Trustee a list of the names and addresses of each person who is an Appointed Person and the Trustee shall determine, pursuant to this Section, the number of shares of Company Stock to be allocated to the account of each Appointed Person. In addition, the Company shall deliver to the Trustee copies of any proxy or consent solicitation materials the Company may have prepared. If proxies or consents are solicited by any person other than the Company's board of directors, the Trustee shall request copies of materials prepared by such person regarding any contested matter under consideration.
     (c) Upon receipt of the information and materials described in paragraph (b), the Trustee shall distribute or make available copies thereof to each Appointed Person (except to the extent the Company has previously certified to the Trustee that copies of any such materials have been made available to each Appointed Person), together with a form prepared or approved by the Trustee by which the Appointed Person may give Voting directions to the Trustee. The Voting direction form shall state that if such person fails to return the prescribed direction form to the Trustee by the indicated Determination Date, the Trustee will conclusively presume that the person has rejected his or her appointment to become a Directing Fiduciary and that such person will thereafter have no responsibility or right to direct the Trustee as to how to Vote such Company Stock. The Trustee shall communicate the permissible methods of giving Voting directions and the Determination Date by which such directions must be received by the Trustee to all Appointed Persons. The Trustee shall Vote Company Stock held as of the applicable Record Date in accordance with directions received from Directing Fiduciaries pursuant to this Article IV.



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



     (d) Each Directing Fiduciary shall have the authority and shall be afforded the opportunity to direct the Trustee as to how to Vote his pro rata portion (as hereinafter determined) of all Company Stock held in this Trust and allocated to him or her for the purposes described in this
Article IV. Each Directing Fiduciary who is a trustee of an International Company Stock Arrangement shall be allocated a pro rata share of that portion of Company Stock held in the Trust which is determined as the respective percentage of Company Stock held in the Trust Fund that bears an equal proportion to the ratio between the number of shares of Company Stock held in trust for the International Company Stock Arrangement and the aggregate number of shares of Company Stock held as of the Record Date by all trustees of Company Stock Arrangements. If any such trustee shall fail to become a Directing Fiduciary by failing to return Voting directions in the timely manner permitted by the Trustee, shares of Company Stock otherwise allocated to that particular trustee shall be allocated proportionately among all other such International Company Stock Arrangement trustees who become Directing Fiduciaries. The shares of Company Stock allocated to Directing Fiduciaries who are Employees shall be determined by subtracting the total number of shares of Company Stock held in the Trust which is allocated to Directing Fiduciaries who are trustees of International Company Stock Arrangements from the total number of shares held in the Trust as of the Record Date. Each Directing Fiduciary who is an Employee shall be allocated and shall direct the Trustee to Vote with respect to that number of shares of Company Stock held by the Trust as of the Record Date which is determined by dividing the number of shares held in the Trust as of the Record Date which are allocated to Directing Fiduciaries who are Employees, by the number of Directing Fiduciaries who are Employees.
     (e) The Trustee shall not reveal or release any individual Employee's Voting directions given as a Directing Fiduciary to the Company, its officers, directors,



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



employees, or representatives. Notwithstanding the foregoing, the Trustee may inform the Company or other party soliciting proxies or consents, at the request of either of them, of the approximate number of shares of Company Stock for which Voting directions have been received as of a given point in time and the manner in which such shares are required to be Voted in the aggregate, when the votes are cast by the Trustee.

     4.3 Tender of Company Stock. (a) The Trustee shall Accept or Reject any Offer for the shares of Company Stock held by the Trust in accordance with directions from Employees as hereinafter set forth.
     (b) After the determination of an Initial Date and within a reasonable time before the final date scheduled for the expiration of the Offer, the Company shall provide to the Trustee a list of the names and addresses of each person who is an Appointed Person and the Trustee shall determine, pursuant to this Section, the number of shares of Company Stock to be allocated to the account of each such Appointed Person. The
Trustee shall distribute or make available to each Appointed Person, such information and materials relating to the Offer as the Trustee receives from the person making the Offer and such other materials as the Trustee may deem relevant including, without limitation, a description of the terms and conditions of the Offer filed with the Securities and Exchange Commission or any similar materials if such filing is not required and, if requested by the Company, a statement acceptable to the Trustee from Company management setting forth its position with respect to the Offer.
     (c) Upon receipt of the information and materials described in paragraph (b), the Trustee shall distribute or make available copies thereof to each Appointed Person (except to the extent the Company has previously certified to the Trustee that copies of any such materials have been made available to each Appointed Person), together with a form prepared or approved by the Trustee by which the Appointed Person may give



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



directions to the Trustee to Accept or Reject the Offer. The direction form shall state that if such person fails to return the prescribed direction form to the Trustee by the indicated Determination Date, the Trustee will conclusively presume that the person has rejected his or her appointment to become a Directing Fiduciary and that such person will thereafter have no responsibility or right to direct the Trustee as to whether to Accept or to Reject the Offer. The Trustee shall communicate the permissible methods of giving directions and the Determination Date by which such directions must be received by the Trustee to all Appointed Persons. The Trustee shall Accept or Reject the Offer with regard to Company Stock held as of the applicable Initial Date in accordance with directions received from Directing Fiduciaries pursuant to this Article IV.
     (d) Each Directing Fiduciary shall have the authority and shall be afforded the opportunity to direct the Trustee as to whether to Accept or to Reject the Offer with regard to his pro rata portion (as hereinafter determined) of all Company Stock held in this Trust and allocated to him or her for the purposes described in this Article IV. Directing Fiduciaries who are not on a U.S. dollar domestic payroll ("International Directing Fiduciaries") shall be allocated in the aggregate a pro rata share of that portion of Company Stock held in the Trust which is determined as the respective percentage of Company Stock held in the Trust Fund that bears an equal proportion to the ratio between the number of shares of Company Stock held in trust for all International Company Stock Arrangements and the aggregate number of shares of Company Stock held as of the Initial Date in all Company Stock Arrangements. Each International Directing Fiduciary shall be individually allocated a pro rata share of that portion of Company Stock so allocated to all International Directing Fiduciaries and shall direct the Trustee to Accept or Reject the Offer with respect to that number of shares of Company
Stock held by the Trust as of the Initial Date which is determined by dividing the number of shares held in the Trust as of the Initial Date which are allocated to International

Directing Fiduciaries by the number of International Directing Fiduciaries. Each Directing Fiduciary who is an Employee on the Company's U.S. dollar domestic payroll records as a "regular employee" shall be allocated and shall direct the Trustee to Accept or Reject the Offer with respect to that number of shares of Company Stock held by the Trust as of the Initial Date which is determined by dividing the number of shares held in the Trust as of the Initial Date which are allocated to Directing Fiduciaries who are domestic regular Employees, by the number of Directing Fiduciaries who are domestic regular Employees. The shares of Company Stock allocated to Directing Fiduciaries who are domestic regular Employees shall be determined by subtracting the total number of shares of Company Stock held in the Trust which is allocated to International Directing Fiduciaries from the total number of shares held in the Trust as of the Initial Date.
     (e) The Trustee shall not reveal or release any individual Employee's Offer response directions given as a Directing Fiduciary to the Company, its officers, directors, employees, or representatives. Notwithstanding the foregoing, the Trustee may inform the Company or other party making an Offer, at the request of either of them, of the approximate number of shares of Company Stock for which directions have been received as of a given point in time and whether such shares are required to be Accepted or Rejected in the aggregate, when the directions are carried out by the Trustee.
     (f) Any securities received by the Trustee as a result of having Accepted an Offer and tendered Company Stock, as hereinabove provided, shall be held, and any cash so received shall be invested in cash or short-term investments pending any further action which the Trustee may be required to take by the Company pursuant to this Trust Agreement. Company Stock which, following the Trustee's tender thereof in response to an Offer, has not been accepted by the party making the Offer and is returned to the Trustee, shall be returned to the Trust Fund.

      (g) In the event of an Offer for Company Stock, the Trustee is authorized in accordance with this Article IV to dispose of Company Stock which is pledged or otherwise encumbered to secure repayment of a loan from a lender only to the extent such disposition is permitted by or pursuant to the documents by which such shares of Company Stock are so pledged or encumbered.

     4.4 Voting and Tender Responsibilities. (a) It is intended that the Trustee's functions and responsibilities as to Voting Company Stock or Accepting or Rejecting an Offer shall be custodial and ministerial only. The Trustee is directed to comply with the terms of this Article IV conferring on Directing Fiduciaries the exclusive authority to direct the Trustee as to how to Vote Company Stock or whether to Accept or Reject an Offer.
     (b) Each Employee Directing Fiduciary who exercises his authority under this Article IV to direct the Trustee as to how to Vote or to Accept or Reject an Offer with respect to Company Stock shall be a fiduciary of the Trust with respect to the Voting or tendering of such Company Stock for which he or she gives direction, but shall have no other fiduciary authority or responsibility under this Trust. Each Appointed Person who is an Employee and does not exercise his authority to so direct the Trustee shall be conclusively presumed to have refused his appointment hereunder, and no such Appointed Person shall be a fiduciary of the Trust for any purpose, unless expressly designated as a fiduciary under provisions of the Trust other than provisions of this Article IV.
     (c) Company Stock allocated to a Directing Fiduciary for Voting or Offer response purposes shall be determined by the Trustee in accordance with this Article IV from (i) the stockholder records of the Company in the case of the trustees of the International Company Stock Arrangements and (ii) the listing of Employees appointed as Appointed Persons certified and provided to the Trustee by the Company.
     (d) The Trustee shall not express any opinion or give any advice or recommendation to any Directing Fiduciary concerning matters subject to Vote or consent or concerning an Offer and shall not have any authority or responsibility to do so.
     (e) The Company acknowledges and agrees to honor the confidentiality of Voting and Offer response directions of individual Employees to the Trustee. If the Company, by its own act or omission, breaches the confidentiality of such directions, the Company agrees to indemnify and hold harmless the Trustee against and from all liabilities, claims, demands, damages, costs, and expenses, including reasonable attorneys' fees the Trustee may incur as a result thereof.
     (f) The Trustee shall have the right to require payment in advance by the Company and any other party soliciting proxies or consents or making an Offer of all reasonably anticipated expenses associated with the distribution of information to and the processing of directions received from Directing Fiduciaries pursuant to this Article IV.
     (g) Notwithstanding the foregoing provisions of this Article IV, allocations and dispositions pursuant to this Article shall be subject to such reasonable requirements for rounding of fractional interests as may be prescribed by the Trustee; provided such rounding shall be not less than three decimal places. To the extent practicable, the Trustee shall Vote or respond to an Offer by combining fractional shares of Company Stock allocated to Directing Fiduciaries hereunder to reflect the directions of the Directing Fiduciaries.


                            ARTICLE V
                  Distributions from Trust Fund
                  -----------------------------
     5.1 Distributions from the Trust. (a) Except to the limited extent provided in Article IV, in this Article V and in Section 7.2, all distributions from the Trust shall be used to fund Company Obligations. The Company shall from time to time direct the Trustee to

(i) distribute shares of Company Stock from the Trust, (ii) to sell shares of Company Stock and distribute the cash proceeds, or (iii) to distribute earnings or profits on Company Stock and Other Assets held by the Trust to such persons or entities as the Company shall identify in such directions. Distributions of Company Stock (or the net proceeds of the sale of Such Company Stock) from the Trust shall result in a repayment or deemed forgiveness of a pro rata amount of principal of the loan used to acquire such Company Stock in an amount determined under this Section 5.1. For purposes of the foregoing, the pro rata portion of the principal payment made or deemed forgiven with respect to any stock acquisition loan provided by the Company shall be determined by multiplying the initial principal balance of the loan by a fraction, the numerator of which is the number of shares of Company Stock distributed or sold on that distribution date, and the denominator of which is the total number of shares of Company Stock acquired with the proceeds of such loan.
          (b) Distributions of Company Stock from the Trust shall be made in accordance with the schedule set forth in Schedule III to this Trust Agreement (the "Minimum Distribution Schedule") applicable to such stock; provided that, if the Company Stock distributed pursuant to such Schedule has been acquired in exchange for outstanding debt, the principal amount attributable to such shares so acquired shall be repaid or deemed forgiven in accordance with the formula in paragraph (a) of this Section 5.1. The Company's directions to the Trustee shall be in writing. The Trustee may rely upon such written instructions and shall have no responsibility to verify or monitor the determinations made by the Company.

     5.2 Determination of Taxability (or ERISA Application). (a) Notwithstanding anything contained in this Trust Agreement to the contrary, if, at any time, any amounts held in the Trust Fund are found in a determination (within the meaning of Section 1313(a) of the Code) to have been includable in the gross income of any person participating in any Arrangement prior to payment of such amounts from the Trust, the Trustee shall take such appropriate action in response thereto as directed by the Financial Administrator.

          (b) Notwithstanding anything contained in this Trust Agreement to the contrary, if, at any time, the United States Department of Labor or a court of competent jurisdiction has determined (or in the Company's sole judgment, reflected in written notice to the Trustee, would be likely to determine) that any assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA, the affected assets shall be distributed to the person with responsibility to hold the affected assets under the terms of the relevant Arrangement.

     5.3  Withholding Tax.  Any amounts required to be paid under this
Article V shall be reduced by the amount of any withholding of tax required by law, and the Trustee shall inform the Company of all amounts so withheld and shall pay such amounts to the appropriate governmental authorities.

     5.4 Legal Action by Trustee. Except in the event the Company is Insolvent (as defined in Section 12.1), the Trustee shall not itself commence any legal action, whether in the nature of an interpleader action, request for declaratory judgment, or otherwise, requesting a court (i) to determine the validity of this Trust Agreement, or (ii) to make any determination in the Trustee's stead with respect to any Company Obligation that this Trust Agreement requires to be made by the Trustee. Notwithstanding the foregoing sentence, in defending any legal action brought with respect to any Company Obligation, the Trustee shall be entitled to ask the court to determine the nature and amount of such Company Obligation.


                            ARTICLE VI
                      Settlement of Accounts
                      ----------------------
     6.1 Trustee Records. The Trustee shall keep full, accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder. The Trustee's financial statements, books and records with respect to the Trust Fund shall be open to inspection by the Company upon reasonable notice at all reasonable times during business hours of the Trustee.

      6.2 Valuation of Trust Fund. As of the last business day of each month, the Trustee shall value the Trust Fund at current market values, and shall report such valuation to the Company. The report of any such valuation shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust Fund. Such valuation shall reflect cash contributions, income of the Trust Fund, gains or losses (including gains or losses not yet realized), distributions and expenses incurred during the month.

     6.3 Trustee Statements. (a) The Trustee shall render to the Company quarterly statements of its receipts and disbursements as Trustee hereunder. Within 90 days after the close of each calendar year or any termination of the duties of the Trustee, the Trustee shall prepare, sign and mail in duplicate to the Company an account of its acts and transactions as Trustee hereunder. If the Trustee files an account while the Company is Insolvent, the Company shall notify each of its creditors to whom it owes $1,000,000.00 or more that the account has been filed.
In the event of Insolvency of the Company, the Company shall make a copy of such account (or any adjustment thereof) available for inspection by creditors of the Company, at its principal executive office during ordinary business hours for a period of 60 days (30 days in the case of an adjusted account). If within 90 days after receipt of the account neither the Company nor, in the event of Insolvency, any creditor of the insolvent entity has filed with the Trustee notice of any objection to any act or transaction of the Trustee, the initial account shall become an account stated as between the Trustee, the Company, and all persons having or claiming to have an interest in the Trust Fund. If any objection has been filed, and if the objecting party is satisfied that it should be withdrawn, the objecting party shall in a writing filed with the Trustee signify its approval of the accounts, and it shall become an account stated as between the Trustee, the Company, and all persons having or claiming to have an interest in the Trust Fund. If the account is adjusted following an objection thereto, the Trustee shall mail to the Company the adjusted account, and if within 30 days after receipt of the adjusted account neither the Company nor, in the event of Insolvency, any creditor of the insolvent entity has filed with the Trustee notice of any objection to the transactions as so adjusted, the adjusted account shall become an account stated as between the Trustee, the Company and all persons having or claiming to have an interest in the Trust Fund.
     (b) Unless an account is fraudulent, when it becomes an account stated it shall be finally settled, and the Trustee shall be completely discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company, and all persons having or claiming to have an interest in the Trust were parties.

     6.4 Audit. The Trustee shall maintain a true and correct set of all records pertaining to the Trust, the Trust Fund and all transactions hereunder. The Trustee further agrees to retain all such records during the term of this Trust Agreement and for a period of not less than two (2) years after termination of this Trust Agreement. Any representatives authorized by Company may audit any and all such records at any time or times during the term of this Trust Agreement, as well as during the two-year period after termination of this Trust Agreement.

     6.5 Judicial Settlement. Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary party thereto in addition to the Trustee shall be the Company.

     6.6 Delivery of Records to Successor. In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all records that shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

                           ARTICLE VII
           Taxes, Expenses and Compensation of Trustee
           -------------------------------------------
     7.1 Taxes. (a) The Company shall from time to time pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon the Company or become payable by the Company in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. The Trustee shall notify the Company promptly after it becomes aware of any tax liability assessed against, or imposed upon, the Trust or the Trustee in its capacity as Trustee of the Trust. The Company shall be responsible for all matters in respect of such assessment or imposition, and shall have sole responsibility for any defense in connection therewith. Payments in respect of any tax liability of the Company arising in connection with earnings, gains or activities relating to the Trust, including, without limitation, interest and penalties, shall be made from the Trust Fund after a final determination of such liability, unless the Company promptly pays such liability. In the event the assets of the Trust are insufficient to pay such liability, any deficit shall be paid promptly by the Company. All references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties.
     (b) To enable the Company to make monthly tax accrual and to compute its estimated income tax obligations, the Trustee will furnish, on or prior to the eighth business day of the succeeding month, a monthly report identifying the type of income by source of investment (interest, dividends, etc.,).

     7.2 Expenses and Compensation. The Trustee shall be paid compensation by the Company in accordance with the schedule of fees set forth in Schedule IV hereto.

                            ARTICLE VIII
                    For Protection of Trustee
                    -------------------------
     8.1 Evidence of Action by the Company. (a) The Company has certified to the Trustee the name or names of any person or persons initially authorized to act for the Company on Schedule V hereto. Until the Company notifies the Trustee, in a notice signed by the Secretary or an Assistant Secretary of the Company, that any such person is no longer authorized to act for the Company, the Trustee may continue to rely upon the authority of such person. The Company may certify to the Trustee, in a notice signed by the Secretary or an Assistant Secretary the names of any additional persons authorized to act for the Company.
     (b) The Trustee may rely upon any certificate, notice or direction of the Company that the Trustee reasonably believes to have been signed by a duly authorized officer or agent of the Company.

     8.2 Advice of Counsel. The Trustee may consult with any legal counsel, including counsel to the Trustee, and counsel to the Company, with respect to the construction of this Trust Agreement and the Arrangements, its duties under this Trust Agreement, or any act that it proposes to take or omit, and shall not be liable for any action taken or omitted in good faith pursuant to such advice. Expenses of such counsel shall be deemed to be expenses of the management and administration of the Trust within the meaning of Section 7.2 hereof.

     8.3 Fiduciary Responsibility. (a) The Trustee shall discharge its duties under this Trust Agreement in a manner consistent with the objectives of this Trust Agreement. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Trust Agreement. The Trustee shall have no responsibility or liability for any failure of the Company to make contributions to the Trust Fund or for any insufficiency of assets in the Trust Fund to meet Company Obligations when due. The Trustee shall not be liable hereunder for any act taken or omitted to be taken in good faith, except for its own gross negligence or willful misconduct.
     (b) The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Trust Agreement, notwithstanding any reference to the Arrangements.
     (c) The Company at any time may employ as agent (to perform any act, keep any records or accounts, or make any computations required of the Company by this Trust Agreement or the Arrangements) the corporation or association serving as Trustee hereunder. Nothing done by said corporation or association as such agent shall affect its responsibilities or liability as Trustee hereunder.


                           ARTICLE IX
                      Indemnity of Trustee
                      --------------------
     9.1 Indemnity of Trustee. The Company hereby indemnifies and holds the Trustee harmless from and against any and all losses, damages, costs, expenses or liabilities (herein, "Liabilities"), including reasonable attorneys' fees and other costs of litigation, to which the Trustee may become subject pursuant to, arising out of, occasioned by, incurred in connection with or in any way associated with this Trust Agreement, except for any act or omission constituting gross negligence or willful misconduct of the Trustee. If one or more Liabilities shall arise, or if the Company fails to indemnify the Trustee as provided herein, or both, then the Trustee may engage counsel of the Trustee's choice, but at the Company's expense, either to conduct the defense against such Liabilities or to conduct such actions as may be necessary to obtain the indemnity provided for herein, or to take both such actions. The Trustee shall notify the Company within fifteen days after the Trustee has so engaged counsel of the name and address of such counsel. If the Trustee shall be entitled to indemnification by the Company pursuant to this Section 9.1 and the Company shall not provide such indemnification upon demand, the Trustee may apply assets of the Trust Fund in accordance with Section 7.2 in full satisfaction of the obligations for indemnity by the Company, and any legal proceeding by the Trustee against the Company for such indemnification shall be in behalf of the Trust.


                           ARTICLE X
               Resignation and Removal of Trustee
               ----------------------------------
     10.1 Resignation of Trustee. The Trustee may resign at any time upon sixty days' prior written notice to the Company. The Company shall make a good faith effort, following receipt of notice of resignation from the Trustee, to find and to appoint a successor Trustee who will adhere to the obligations imposed on such successor under the terms of this Trust Agreement. The Company shall condition its acceptance of such successor on its determination that the successor Trustee satisfies the criteria set forth in the immediately preceding sentence and on the obtaining from such successor of a written statement that the successor has read the Trust Agreement and understands its obligations thereunder. In the event the Company has failed to appoint a successor Trustee within sixty days of the Trustee's notice of resignation, the Trustee shall be entitled to seek judicial removal. In any event, the Trustee shall continue to be custodian of the Trust assets until the new trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee and the end of its custodianship of the Trust assets.
     Once either:
          (i) all payments required by the Trust Agreement have been made, or
          (ii) the Trust fund contains no assets and retains no claims to recover assets from the Company pursuant to any provision hereof; the Trustee may resign on thirty days' prior written notice without assigning a reason and without being obligated in any way to seek out or assist in securing a successor.

     10.2 Removal of Trustee. The Company may remove the Trustee with or without cause upon at least 60 days' notice in writing to the Trustee.

     10.3 Successor Trustee. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee with the same force and effect as if such successor had been originally named as the Trustee hereunder.

     10.4 Transfer of Trust Fund to Successor. Upon the resignation or removal of the Trustee and appointment of a successor, the Trustee shall transfer and deliver the Trust Fund to such successor. Following the effective date of the appointment of the successor, the Trustee's responsibility hereunder shall be limited to managing the assets in its possession and transferring such assets to the successor, and settling its final account. Neither the Trustee nor the successor shall be liable for the acts of the other.


                           ARTICLE XI
        Duration and Termination of Trust and Amendment
        -----------------------------------------------
     11.1 Duration and Termination. The Trust shall be irrevocable. The Trust shall remain in existence until whichever of the following shall first occur:
      (i) all payments and distributions directed or otherwise required by the Trust Agreement have been made,
     (ii) the Trust Fund contains no assets and retains no claims to recover assets from the Company pursuant to any provision hereof, or
    (iii) twenty-one years after the death of the last survivor of the persons who were Employees as of the effective date of this Trust Agreement.

     11.2 Distribution Upon Termination. If this Trust terminates under the provisions of Section 11.1, the Trustee shall liquidate the Trust Fund and, after its final account has been settled as provided in Article VI, shall distribute to the Company the net balance of any assets of the Trust remaining after all Company Obligations have been met and expenses have been paid. Upon making any such distribution, the Trustee shall be relieved of all further obligations hereunder. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund (including claims against the Company) remain in its hands.

     11.3 Amendment. This Trust Agreement (including Schedule I hereto) may be amended by the Company.
     No amendment of this Trust Agreement shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing. Amendment of Schedule I to add additional Arrangements thereto shall not, in and of itself, be deemed to increase the duties or responsibilities of the Trustee.


                          ARTICLE XII
                      Claims of Creditors
                      -------------------
     12.1 Insolvency. As used in this Article XII, the Company shall be deemed to be "Insolvent" if (i) the Company is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor statute) or any similar law of any state or (ii) the Company is unable to pay its debts as they become due. The Chief Executive Officer of the Company shall promptly notify the Trustee in the event that the Company becomes Insolvent. In the event that the Company shall be Insolvent, the assets of the Trust shall be held for the benefit of the general creditors of the Company.

     12.2  Trustee's Responsibilities If Company May Be Insolvent.  (a)
If at any time the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall request the Company to advise it within 30 days whether the Company is Insolvent, and failing such advice, shall be entitled (but not required) to independently determine whether the Company is Insolvent. The Company shall cooperate with and assist the Trustee in making such determination. In making such a determination, the Trustee may retain outside experts competent to advise the Trustee as to whether the Company has, in fact, become Insolvent. The expense of retaining such outside experts shall be deemed to be expenses of the management and administration of the Trust within the meaning of Section
7.3 hereof.
     (b) If the Company notifies the Trustee, or the Trustee determines, that the Company is Insolvent, the Trustee shall hold the balance in the Trust Fund for the benefit of the Company's creditors, and shall disburse assets from the Trust Fund to creditors of the Company only pursuant to an order of a court of competent jurisdiction.
     (c) If the Trustee discontinues payments from the Trust Fund pursuant to this Section 12.2, the Trustee shall resume payments under this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Company to be Insolvent). The first payment following such discontinuance shall include an aggregate amount equal to the difference between the payments that would have been made under this Trust Agreement but for this Section 12.2 and the aggregate payments actually made by the Company pursuant to an Arrangement during any such period of discontinuance.


                           ARTICLE XIII
                          Miscellaneous
                          -------------
     13.1 Governing Law. This Trust Agreement and the Trust hereby created shall be construed and regulated by the laws of the State of Delaware.

     13.2 Titles and Headings Not to Control. The titles to Articles and headings of Sections in this Trust Agreement are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Agreement, rather than such titles or headings, shall control.

     13.3 Successors and Assigns. This Trust Agreement may not be assigned by any party without the prior written consent of the other party hereto, and any purported assignment without such prior written consent shall be null and void. This Trust Agreement shall be binding upon the successors and permitted assigns of each party hereto. In the case of any consolidation of the Company with, or merger of the Company with or into, any corporation or corporations, or any sale or conveyance of all or substantially all of the assets of the Company, the corporation formed by such consolidation, or with or into which the Company merged, or the person that acquires the assets of the Company, shall be deemed to succeed as the Company hereunder, and shall expressly assume in writing, in form satisfactory to the Trustee, the duties and obligations of the Company under this Trust Agreement and the Agreements.

     13.4 Notices. (a) Communications to the Trustee shall be sent in writing to the Trustee's office at Valley Forge, Pennsylvania, Attention:
Marshall House, or to such other address as the Trustee may specify. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee and unless it is in writing and signed by an authorized person.
     (b) Communications to the Company shall be sent in writing to the Company at Phillips Building, Bartlesville, Oklahoma 74004, Attention:
Treasurer, or to such other address as the Company may specify. No communication shall be binding upon the Company until it is received by the Company and unless it is in writing and signed by an authorized person.

     13.5 Enforcement of Trust Agreement. The Company and the Trustee shall have the right to enforce any provision of this Trust Agreement. In any action or proceeding affecting the Trust, the only necessary parties shall be the Company and the Trustee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust or any Plan.

     13.6 Limitation on Rights of Participants, Beneficiaries and Other Affiliates. Neither the Arrangements nor any participant or Beneficiary therein shall have any rights with respect to the Trust Fund, no Arrangement shall be deemed to have any beneficial interest in the Trust Fund, no employee shall be deemed to have any beneficial interest in the Trust Fund arising from his participation in any particular Arrangement, and no Affiliate shall have or be deemed to have any interest in the Trust.
     IN WITNESS WHEREOF, PHILLIPS PETROLEUM COMPANY, and VANGUARD FIDUCIARY TRUST COMPANY, as Trustee, have caused this Trust Agreement to be executed by their duly authorized officers and their respective seals to be hereunto affixed as of the day and year first above written.

[SEAL)
Attest:

                              PHILLIPS PETROLEUM COMPANY


/s/Dale J. Billam             By:  /s/ John A. Carrig
-----------------------            ---------------------------
Secretary                     Title:  Treasurer

[SEAL)
Attest:
                              VANGUARD FIDUCIARY TRUST COMPANY

/s/Raymond J. Klapinsky       By:  /s/ R. Gregory Barton
-----------------------            ---------------------------
Secretary                     Title:  Vice President

                           SCHEDULE I


                      ARRANGEMENTS SCHEDULE

Domestic Plans

Educational Assistance Plan
Phillips Petroleum Company Employee Assistance Plan
The Phillips Petroleum Company Employee Death Gratuity Plan Phillips Petroleum Company Flexible Spending Plan
The Phillips Petroleum Company Group Life Insurance Plan Long-Term Disability Insurance Plan
Long-Term Stock Savings Plan of Phillips Petroleum Company Phillips Petroleum Company Medical and Dental Assistance Plan Pension Plan for Hourly Employees of Phillips Fibers Corporation Phillips Layoff Plan
Retirement Income Plan of Phillips Petroleum Company
Retirement Savings Plan of Phillips Petroleum Company
Thrift Plan of Phillips Petroleum Company
Work Force Stabilization Plan of Phillips Petroleum Company

Phillips Petroleum Company Key Employee Death Protection Plan
Key Employee Deferred Compensation Plan
Supplemental Thrift
Supplemental Retirement
Key Employee Deferred Compensation Plan of Phillips Petroleum Company Retirement Restoration Plan of Phillips Petroleum Company
Principal Corporate Officers Supplemental Retirement Plan of Phillips
  Petroleum Company
Phillips Petroleum Company Supplemental Executive Retirement Plan Phillips Oil Company Excess Benefit Plan
Aminoil Retirement Contracts
Retirement Makeup Plan of Phillips Petroleum Company
Key Employee Supplemental Retirement Plan of Phillips Petroleum Company Defined Contribution Makeup Plan of Phillips Petroleum Company


Phillips Puerto Rico Core Inc. Group Medical and Dental Assistance Plan Phillips Puerto Rico Core Inc. Long Term Disability Insurance Plan Phillips Puerto Rico Core Inc. Pension Plan
Savings and Investment Plan for Employees of Phillips Puerto Rico
  Core Inc.

Major Foreign Plans

Phillips Petroleum Resources, Ltd. Canada Region Employee Savings Plan Pension Plan for the Employees of Phillips Petroleum Resources, Ltd.
  and/or Affiliated Companies, Phillips Petroleum Canada Ltd., Phillips Petroleum Co. Western Hemisphere and GAO Canada Ltd.
Phillips Petroleum Company Norway Pension Plan
Phillips Petroleum Company Norway Stock Savings Plan
Phillips Petroleum Company Norway Top Hat Plan
Phillips Petroleum United Kingdom Retirement Plan
Employee Share Allocation Scheme of Phillips Petroleum Company Europe-
  Africa
Phillips Petroleum Company Europe-Africa Employee Single Company Plan Phillips Petroleum Chemicals (Belgian) Pension Plan
Pension Plan for International Expatriate Employees of International
  Energy Limited

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                            SCHEDULE II


               COMPANY STOCK ARRANGEMENTS SCHEDULE



Part A - Domestic Company Stock Arrangements

     Long-Term Stock Savings Plan of Phillips Petroleum Company
     Retirement Savings Plan of Phillips Petroleum Company
     Thrift Plan of Phillips Petroleum Company




Part B - International Company Stock Arrangements

     Phillips Petroleum Resources Ltd. - Canada
          Region Employees Savings Plan
     Employee Share Allocation Scheme of Phillips Petroleum Company
          Europe-Africa
     Phillips Petroleum Overseas Stock Savings Plan

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                           SCHEDULE III


                  MINIMUM DISTRIBUTION SCHEDULE




PRIOR TO                 CUMULATIVE SHARES RELEASED
--------                 --------------------------
January 1, 2006                    5,000,000 shares

January 1, 2011                    10,000,000 shares

January 1, 2016                    15,000,000 shares

January 1, 2021                    29,200,000 shares

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                         SCHEDULE IV

              TRUSTEE'S COMPENSATION SCHEDULE




The Trustee shall be paid as compensation an annual fee of five thousand
dollars ($5,000.00).   It is intended that this fee will cover the
expenses associated with the management and administration of the Trust fund, including custodial expenses.

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                          SCHEDULE V

          PERSONS AUTHORIZED TO ACT FOR THE COMPANY


                         T. C. Morris

                         J. J. Mulva

                         J. A. Carrig

                         L. L. McCall

                         J. E. Lowe

                         R. S. Nickel

                         C. L. Bowerman



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